EXHIBIT 16

                                 THE FLEX-FUNDS
                           TOTAL RETURN UTILITIES FUND
                        TOTAL RETURN COMPUTATION SCHEDULE


                                    1.53 YEARS
                                    ----------

Beginning Account Balances          $1,000.00

Total Return                            18.88%

Ending Redeemable Value             $1,303.23


Formula Computation:

     1.53 Years:    $1,000 (1 + .1888)   =   $1,303.23

The total return quotations represented above were computed for the periods ended December 31, 1996.